UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported):	October 21, 2005 (October 19, 2005)

ROCK OF AGES CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-29464 (Commission File Number)	03-0153200 (I.R.S. Employer Identification Number)

 772 Graniteville Road, Graniteville Vermont   05654
(Address of principal executive offices)             (Zip Code)

 (802) 476-3121
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 ROCK OF AGES CORPORATION

FORM 8-K

Item 1.01	Entry into a Material Definitive Agreement

As previously reported, in July 2004, we invested $3.5 million in FFS Holdings, Inc. ("FFS"), the parent company of Forethought Financial Services, Inc., a provider of pre-need insurance currently marketed through funeral homes and cemeteries. The investment included 25,000 shares of Class A voting and 10,000 shares of Class B non-voting common shares (the "Shares"), and represented approximately 6% of the voting common equity of FFS and 8% of the total common equity of FFS.

On October 19, 2005, we agreed to sell and sold the Shares to the existing stockholders of FFS for an aggregate purchase price of $3.85 million or $110.00 per share. The existing stockholders of FFS include the estate of Douglas M. Schair. Mr. Schair was a director of the Company until his death in January 2005.  Mr. Schair's estate holds 12% of the Company's Class A common stock.

The Company will realize a gain of $350,000 on the sale of the Shares in the fourth quarter of 2005.

ROCK OF AGES CORPORATION

 FORM 8-K

    Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCK OF AGES CORPORATION

Dated: October 21, 2005	By: /s/ Michael B. Tule Michael B. Tule Senior Vice President/General Counsel